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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 23, 2017, except for Note 13, as to which the date is September 22, 2017 in Amendment No.1 to the Registration Statement (Form S-1) and related Prospectus of Rhythm Pharmaceuticals, Inc. for the registration of 7,666,666 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
September 22, 2017

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  Exhibit 23.1